SEVENTH  AMENDMENT  (THIS  "AMENDMENT") TO THE PURCHASE  AGREEMENT
              BY AND BETWEEN LOWER TOWN DEVELOPMENT GROUP, L.L.C.(f/k/a LOWERTOWN DEVELOPMENT GROUP, L.L.C. ("Lower Town") AND UNIVERSITY BANK DATED SEPTEMBER 14TH, 2002 (the "Agreement")

              Lower Town and University Bank hereby agree to amend the terms of the Agreement as follows:

              If University Bank, in its sole discretion, can give notice on or before November 1, 2005 that it will vacate the premises commonly known as 959 Maiden Lane, Ann Arbor, Michigan by December 15, 2005, the following modifications to the Agreement shall apply:

              1) Lower Town Development Group, L.L.C. shall pay to University Bank $800,000 upon the closing of the construction financing pertaining to the project commonly known as Lower Town or December 31, 2005, which ever occurs first; and

              2) Lower Town Development Group, L.L.C. shall pay the $200,000 that was deferred from the sale of 959 Maiden Lane upon the closing of the construction financing pertaining to the project commonly known as Lower Town or December 31, 2005, which ever occurs first. The purchase price under the Agreement shall remain at $2,000,000 for the contemplated facility in Building E.

              In all other respects, the Agreement shall remain in full force and effect.

Lowertown Development Group, LLC,
         By: Terra Management Company
         Its:  Manager


         By:      /s/Scott A. Chapelle
                  _________________________________
                  Scott A. Chapelle
         Its:     Manager

University Bank



         By:      /s/Stephen Lange Ranzini
                  ___________________________________
                  Stephen Lange Ranzini
         Its:     President